CONSENT OF INDEPENDENT AUDITORS

Board  of  Directors
Information  Highway.com,  Inc.

     We consent to the use of our report dated September 10, 2001 on the financial statements of Information Highway.com, Inc. as of May 31, 2001 and 2000 that are included in the Form 10-KSB, which is included, by reference in the Company's Form SB-2 for the registration of shares of its common stock.

Dated this 17th day of September, 2001.

MANNING  ELLIOTT
Chartered  Accountants


/s/ Manning  Elliott

Manning  Elliott


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